Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Strong Second-Quarter 2012 Results

(Houston — August 6, 2012) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $378 million, or $1.85 per diluted limited partner unit, for the second quarter of 2012 as compared to $225 million, or $1.13 per diluted limited partner unit for the second quarter of 2011.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $557 million for the second quarter of 2012, compared to reported EBITDA of $367 million for the second quarter of 2011.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results, as detailed in the table below. Accordingly, the Partnership’s second-quarter 2012 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $343 million, $1.64 and $522 million, respectively.  The comparable amounts for the second-quarter of 2011 were $224 million, $1.12 and $366 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measures.)

“PAA delivered outstanding second-quarter results with all three segments delivering strong performance,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “These results are reflective of PAA’s strategically located assets, proven business model and solid execution during favorable market conditions.”

Armstrong added, “Our distribution payable next week represents an 8.4% increase over last year’s August distribution and we remain on track to increase our distribution by 8-9% during 2012.  Demand for our assets and services remains strong and we have good visibility for continued growth.  We have completed over $3 billion of acquisitions since the beginning of 2011, and we are on track to execute over $1 billion of organic growth projects during 2012.  Additionally, PAA ended the quarter with a strong balance sheet, $2.8 billion of committed liquidity and favorably positioned with respect to each of its targeted credit metrics.”

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Selected Items Impacting Comparability - Income / (Loss) (1):
Inventory valuation adjustments net of gains from related derivative activities (2)	$(5)	$—	$(5)	$—
Gains from other derivative activities (2)	77	21	18	41
Equity compensation expense (3)	(12)	(20)	(38)	(33)
Net loss on early repayment of senior notes	—	—	—	(23)
Net loss on foreign currency revaluation	(16)	—	(16)	—
Significant acquisition-related expenses	(9)	—	(13)	(4)
Other (4)	—	—	—	1
Selected items impacting comparability of net income attributable to Plains	$35	$1	$(54)	$(18)
Less: GP 2% portion of selected items impacting comparability	(1)	—	1	—
Limited partners’ 98% of selected items impacting comparability	$34	$1	$(53)	$(18)

Impact to basic net income per limited partner unit	$0.21	$0.02	$(0.33)	$(0.12)
Impact to diluted net income per limited partner unit	$0.21	$0.01	$(0.33)	$(0.12)

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             Gains from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains from related derivative activities;” gains from derivative activities not related to revalued inventory are included in the line item “Gains from other derivative activities.”

(3)             Equity compensation expense for the three and six months ended June 30, 2012 and 2011 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(4)             Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the second quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$361	$287	$9,442	$290	$164	$8,586
Purchases and related costs (1)	(35)	(65)	(9,030)	(31)	(20)	(8,330)
Field operating costs (excluding equity compensation expense) (1)	(128)	(86)	(105)	(106)	(43)	(73)
Equity compensation expense - operations	(3)	—	(1)	(2)	—	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(28)	(18)	(27)	(16)	(10)	(23)
Equity compensation expense - general and administrative	(7)	(4)	(5)	(11)	(5)	(8)
Equity earnings in unconsolidated entities	9	—	—	4	—	—
Reported segment profit	$169	$114	$274	$128	$86	$151
Selected items impacting comparability of segment profit (3)	11	5	(53)	9	5	(15)
Segment profit excluding selected items impacting comparability	$180	$119	$221	$137	$91	$136

Maintenance capital	$27	$10	$3	$17	$7	$3

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$678	$523	$18,319	$564	$325	$16,022
Purchases and related costs (1)	(63)	(139)	(17,638)	(54)	(43)	(15,535)
Field operating costs (excluding equity compensation expense) (1)	(224)	(133)	(207)	(196)	(83)	(141)
Equity compensation expense - operations	(10)	(1)	(1)	(5)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(49)	(32)	(53)	(32)	(25)	(47)
Equity compensation expense - general and administrative	(16)	(14)	(18)	(17)	(9)	(13)
Equity earnings in unconsolidated entities	16	—	—	5	—	—
Reported segment profit	$332	$204	$402	$265	$164	$285
Selected items impacting comparability of segment profit (3)	21	15	17	15	13	(32)
Segment profit excluding selected items impacting comparability	$353	$219	$419	$280	$177	$253

Maintenance capital	$52	$17	$7	$35	$10	$7

(1)             Includes intersegment amounts.

(2)             Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses for both the 2012 and 2011 periods.

(3)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted Transportation segment profit for the second quarter of 2012 increased by 31% over comparable 2011 results.  This increase was primarily driven by acquisitions completed in late 2011 and early 2012 and higher average pipeline tariffs and volumes.

Adjusted segment profit for the Facilities segment for the second quarter of 2012 also increased by 31% over comparable 2011 results.  This increase was primarily attributable to acquisitions completed in late 2011 and early 2012 and recently completed organic growth projects.

Adjusted segment profit for the Supply and Logistics segment for the second quarter of 2012 increased 63% over comparable 2011 results.  This year-over-year improvement was driven by favorable crude oil market conditions and an increase in lease gathering margins and volumes.

The Partnership’s basic weighted average units outstanding for the second quarter of 2012 totaled 162 million (163 million diluted) as compared to 149 million (150 million diluted) in last year’s second quarter.  On June 30, 2012, the Partnership had approximately 163 million units outstanding, long-term debt of approximately $5.8 billion and a long-term debt-to-total capitalization ratio of 47%.

The Partnership has declared a quarterly distribution of $1.065 per unit ($4.26 per unit on an annualized basis) payable August 14, 2012 on its outstanding limited partner units.  This distribution represents an increase of approximately 8.4% over the quarterly distribution paid in August 2011 and an increase of approximately 1.9% over the quarterly distribution paid in May 2012.

The Partnership will hold a conference call at 11:00 AM (Eastern) on August 7, 2012 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third-quarter and full year 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary measures used by management are adjusted EBITDA and implied distributable cash flow (“DCF”).  Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Tuesday, August 7, 2012 to discuss the following items:

1.               The Partnership’s second-quarter 2012 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the third-quarter and full year 2012; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-288-9626. International callers should dial 612-332-1025.  No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 252212.  The replay will be available beginning Tuesday, August 7, 2012, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Friday, September 7, 2012.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA also owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

REVENUES	$9,786	$8,859	$19,004	$16,553

COSTS AND EXPENSES
Purchases and related costs	8,830	8,202	17,332	15,281
Field operating costs	319	223	568	420
General and administrative expenses	89	73	182	143
Depreciation and amortization	86	63	146	126
Total costs and expenses	9,324	8,561	18,228	15,970

OPERATING INCOME	462	298	776	583

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	9	4	16	5
Interest expense	(75)	(62)	(140)	(128)
Other income/(expense), net	—	2	2	(20)

INCOME BEFORE TAX	396	242	654	440
Current income tax expense	(6)	(8)	(23)	(18)
Deferred income tax expense	(4)	(1)	(7)	(4)

NET INCOME	386	233	624	418
Less: Net income attributable to noncontrolling interests	(8)	(8)	(15)	(10)
NET INCOME ATTRIBUTABLE TO PLAINS	$378	$225	$609	$408

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$303	$170	$465	$299
GENERAL PARTNER	$75	$55	$144	$109

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.86	$1.14	$2.90	$2.04

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.85	$1.13	$2.88	$2.03

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	162	149	159	146

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	163	150	161	147

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA (1)	2012	2011	2012	2011

Transportation activities (average daily volumes in thousands of barrels):
Tariff activities
All American	31	35	28	35
Basin	513	425	505	426
Capline	149	187	136	187
Line 63/Line 2000	130	122	124	108
Salt Lake City Area Systems (2)	147	138	138	137
Permian Basin Area Systems (2)	445	404	450	398
Mid-Continent Area Systems (2)	255	219	236	217
Manito	57	66	62	67
Rainbow	156	122	149	151
Rangeland	61	57	62	55
NGL	223	—	111	—
Refined products	118	97	115	97
Other	1,182	1,073	1,147	1,047
Tariff activities total	3,467	2,945	3,263	2,925
Trucking	96	104	102	101
Transportation activities total	3,563	3,049	3,365	3,026

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL storage (average monthly capacity in millions of barrels)	93	69	85	68
Natural gas storage (average monthly capacity in billions of cubic feet)	80	75	78	67
NGL fractionation (average throughput in thousands of barrels per day)	108	15	60	13
Facilities activities total (average monthly capacity in millions of barrels) (3)	109	82	100	80

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	814	722	806	722
NGL sales	153	65	144	108
Waterborne cargos	4	31	2	28
Supply and Logistics activities total	971	818	952	858

(1)             Volumes associated with acquisitions represent total volumes for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2)             The aggregate of multiple systems in the respective areas.

(3)             Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets	$4,676	$4,351
Property and equipment, net	9,244	7,740
Goodwill	2,112	1,854
Linefill and base gas	645	564
Long-term inventory	291	135
Investments in unconsolidated entities	193	191
Other, net	645	546
Total assets	$17,806	$15,381

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,814	$4,511
Senior notes, net of unamortized discount	5,510	4,262
Long-term debt under credit facilities and other	283	258
Other long-term liabilities and deferred credits	554	376
Total liabilities	11,161	9,407

Partners’ capital excluding noncontrolling interests	6,135	5,450
Noncontrolling interests	510	524
Total partners’ capital	6,645	5,974
Total liabilities and partners’ capital	$17,806	$15,381

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(in millions)

	June 30,	December 31,
	2012	2011
Short-term debt	$997	$679
Long-term debt	5,793	4,520
Total debt	$6,790	$5,199

Long-term debt	5,793	4,520
Partners’ capital	6,645	5,974
Total book capitalization	$12,438	$10,494
Total book capitalization, including short-term debt	$13,435	$11,173

Long-term debt-to-total book capitalization	47%	43%
Total debt-to-total book capitalization, including short-term debt	51%	47%

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Basic Net Income per Limited Partner Unit
Net income attributable to Plains	$378	$225	$609	$408
Less: General partner’s incentive distribution (1)	(69)	(52)	(134)	(103)
Less: General partner 2% ownership (1)	(6)	(3)	(10)	(6)
Net income available to limited partners	303	170	465	299
Less: Undistributed earnings allocated and distributions to participating securities (1)	(2)	—	(3)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$301	$170	$462	$299

Basic weighted average number of limited partner units outstanding	162	149	159	146

Basic net income per limited partner unit	$1.86	$1.14	$2.90	$2.04

Diluted Net Income per Limited Partner Unit
Net income attributable to Plains	$378	$225	$609	$408
Less: General partner’s incentive distribution (1)	(69)	(52)	(134)	(103)
Less: General partner 2% ownership (1)	(6)	(3)	(10)	(6)
Net income available to limited partners	303	170	465	299
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	—	(2)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$302	$170	$463	$299

Basic weighted average number of limited partner units outstanding	162	149	159	146
Effect of dilutive securities:
Weighted average LTIP units (2)	1	1	2	1
Diluted weighted average number of limited partner units outstanding	163	150	161	147

Diluted net income per limited partner unit	$1.85	$1.13	$2.88	$2.03

(1)             We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)             Our LTIP awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$386	$233	$624	$418
Add: Interest expense	75	62	140	128
Add: Income tax expense	10	9	30	22
Add: Depreciation and amortization	86	63	146	126
EBITDA	$557	$367	$940	$694
Selected items impacting comparability of EBITDA (1)	(35)	(1)	55	20
Adjusted EBITDA	$522	$366	$995	$714

(1)    Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$522	$366	$995	$714
Interest expense	(75)	(62)	(140)	(128)
Maintenance capital	(40)	(27)	(76)	(52)
Current income tax expense	(6)	(8)	(23)	(18)
Equity earnings in unconsolidated entities, net of distributions	1	1	—	6
Distributions to noncontrolling interests (1)	(12)	(11)	(24)	(23)
Other	—	—	—	(1)
Implied DCF	$390	$259	$732	$498

(1)    Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flow from operating activities reconciliation
EBITDA	$557	$367	$940	$694
Current income tax expense	(6)	(8)	(23)	(18)
Interest expense	(75)	(62)	(140)	(128)
Net change in assets and liabilities, net of acquisitions	(466)	(6)	(489)	378
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	20	27	60	46
Net cash provided by operating activities	$30	$318	$348	$972

- more -

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions, except per unit data) (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income attributable to Plains	$378	$225	$609	$408
Selected items impacting comparability of net income attributable to Plains	(35)	(1)	54	18
Adjusted net income attributable to Plains	$343	$224	$663	$426

Basic Adjusted Net Income per Limited Partner Unit:
Net income available to limited partners in accordance with application of the two-class method for MLPs	$301	$170	$462	$299
Limited partners’ 98% of selected items impacting comparability	(34)	(1)	53	18
Adjusted limited partners’ net income	$267	$169	$515	$317

Basic weighted average units outstanding	162	149	159	146

Basic adjusted net income per limited partner unit	$1.65	$1.12	$3.23	$2.16

Diluted Adjusted Net Income per Limited Partner Unit:
Net income available to limited partners in accordance with application of the two-class method for MLPs	$302	$170	$463	$299
Limited partners’ 98% of selected items impacting comparability	(34)	(1)	53	18
Adjusted limited partner’ net income	$268	$169	$516	$317

Diluted weighted average units outstanding	163	150	161	147

Diluted adjusted net income per limited partner unit	$1.64	$1.12	$3.21	$2.15

Contacts :

Roy I. Lamoreaux	Al Swanson
Director, Investor Relations	Executive Vice President, CFO
(713) 646-4222 — (800) 564-3036	(800) 564-3036

###

333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036